Exhibit 10.1

FIRST AMENDMENT TO
VENTURE FINANCIAL GROUP, INC.
2004 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT TO VENTURE FINANCIAL GROUP, INC. 2004 STOCK INCENTIVE PLAN (the "Amendment") is dated as of
___________________, 200__.

RECITALS

A.	Article XIII of the Venture Financial Group, Inc. 2004 Stock Incentive Plan (the "Plan") provides that the Plan may be modified or amended by the Board of Directors of Venture Financial Group, Inc. ("Venture").

B.	On September 14, 2005, the Board of Directors of Venture approved amendments to the Plan.

C.	Capitalized terms not otherwise defined herein shall have the meaning attributed to such terms in the Merger Agreement.

AMENDMENT

1.	Sections 6.9 and 7.9 of the Plan are amended to change the termination date of an Optionee's Options following the Optionee's death from 12 months to 6 months following the Optionee's death.

2.	Sections 6.10 and 7.10 are amended to change the termination date of an Optionee's Options following the Optionee becoming Disabled from 12 months to 6 months following the Optionee becoming Disabled.

3.	This Amendment is effective as of the date hereof and is hereby incorporated into the Plan. Except as expressly provided in this Amendment, all other terms and conditions of the Plan remain in full force and effect and are not amended or modified in any respect.

DATED as of and approved and adopted by the Board of Directors of Venture at a meeting held on September 14, 2005.

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